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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 10, 2004

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31315 (Commission File Number)	02-0556934 (IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO (Address of Principal Executive Offices)		80112 (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On February 10, 2004, the Regal Entertainment Group's board of directors declared a cash dividend in the amount of $0.18 per share of Class A and Class B common stock, payable on March 12, 2004 to the Class A and Class B common stockholders of record on February 26, 2004.

Item 12. Results of Operations and Financial Condition.

        On February 10, 2004, Regal Entertainment Group announced its consolidated financial results for its fiscal fourth quarter and year ended January 1, 2004. A copy of the earnings release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as exhibit 99.1. The earnings release contains certain non-GAAP financial measures for the periods set forth therein, including earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation (net of related tax effect). The most directly comparable GAAP financial measure to this non-GAAP financial measure is earnings per diluted share, which is set forth in the earnings release and below for the relevant periods set forth in the earnings release:

	Quarter Ended
	Jan. 1, 2004 (14 Weeks)	Dec. 26, 2002 (13 Weeks)
Diluted earnings per share	$0.40	$0.23

        Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the earnings release.

        Regal is also furnishing to the Commission as Exhibit 99.2 to this Form 8-K certain other financial information for its completed 2003 fiscal quarters and fiscal year, including reconciliations to the most directly comparable GAAP financial measures of the non-GAAP financial measures included therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: February 10, 2004	By:	/s/ AMY E. MILES
	Name:	Amy E. Miles
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group Earnings Press Release Dated February 10, 2004
99.2	Regal Entertainment Group Reconciliations of Non-GAAP Financial Measures

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 12. Results of Operations and Financial Condition.
SIGNATURES
Exhibit Index